EXHIBIT 21
            INTERNATIONAL SHIPHOLDING CORPORATION
               SUBSIDIARIES OF THE REGISTRANT
                   AS OF DECEMBER 31, 1993

                                           Jurisdiction  Under
                                             Which Organized
                                            __________________
International Shipholding Corporation
   (Registrant)                                   Delaware

    International Shipholding Corporation (1)     New York

    Waterman Steamship Corporation                New York

    Central Gulf Lines,Inc.                       Delaware
      Florida Barge Lines Corporation             Delaware
      Material Transfer,  Inc.                    Delaware

    LCI Shipholdings, Inc.                        Liberia
      Bay Insurance Company Ltd.                  Bermuda
      Gulf South Shipping Pte. Ltd.               Singapore
      Adrian Shipping (Bermuda), Ltd.             Bermuda
      Cypress Auto Carriers, Inc.                 Liberia
      New Combo, Inc.                             Liberia
       Bulkowner's 1984 (2)                       Liberia
       New Combo Ships Pte. Ltd. (2)              Singapore
      Marco Shipping Co. Pte. Ltd. (2)            Singapore
       Marcoship Agencies                         Malaysia

    Forest Lines Inc.                             Liberia

    N. W. Johnsen & Co., Inc.                     New York

    St. Rose Fleeting Company, Inc.               Louisiana

    Lash Marine Services, Inc.                    Louisiana

    Sulphur Carriers, Inc.                        Delaware

    Allied Ocean Carriers, Inc.                   Liberia

    Am Sea Acquisition Corp.                      Delaware

    Lash Intermodal Terminal Company              Delaware

    Resource Carriers, Inc.                       Delaware

    A/S Havtor (3)                                Norwegian
    A/S Havtor Management (4)                     Norwegian
    K/S Havgas Partners (5)                       Norwegian

[FN]
(1)         New York name-holding corporation
(2)         50% owned by the Registrant
(3)         14.8% owned by the Registrant
(4)         14.2% owned by the Registrant
(5)         10% owned by the Registrant

All of the subsidiaries listed above are wholly-owned subsidiaries and are included in the consolidated financial statements incorporated by reference herein unless otherwise indicated.